UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): May 14, 2008

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
-----------------------------------	-----------------------------------	-----------------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 Brookline Avenue, Suite 201 Boston, Massachusetts	02215
-------------------------------------------------------------------------	-----------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 892-9090

(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements with Certain Officers

As previously reported, on April 24, 2008, William Duke, g8wave Holdings, Inc.’s (the “Company”) Chief Financial Officer, tendered his resignation from that position, as well as any and all offices and positions with the Company and any subsidiaries thereof. Mr. Duke’s resignation is effective as of May 16, 2008.

The Company is currently searching for a new Chief Financial Officer. In the meantime, the Chief Executive Officer, Habib Khoury, will be performing the duties previously performed by Mr. Duke.

Item 8.01    Other Events.

    As previously disclosed, on April 16, 2008, the symbol under which g8wave Holdings, Inc.’s (the “Company”) common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”) was changed from “GEWV.OB” to “GEWVE.OB,” as a result of the Company’s failure to be in full compliance with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “34 Act”), as required by NASD Market Place Rule 6350 (“Rule 6350”). Rule 6350 requires, among other things, that in order for a domestic equity security to be eligible for quotation on the OTCBB, the issuer of such security must be current in its reporting obligations under the 34 Act.

On May 12, 2008 the Company came into compliance with its reporting obligations under the 34 Act by filing its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 with the Securities Exchange Commission, and on May 14, 2008, the symbol under which the Company’s common stock is quoted on the OTCBB was changed back to “GEWV.OB”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 2008

g8wave Holdings, Inc.

By:	/s/ Habib Khoury

Habib Khoury Chief Executive Officer